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                                                                    EXHIBIT 15.1

April 26, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated April 17, 2002 on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-85406) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP